Nature's Sunshine Reports Strong Second Quarter 2023 Results
-Net Sales up 12% to $116.5 Million (up 14% in Constant Currency)-

LEHI, Utah – August 9, 2023 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Summary vs. Same Year-Ago Quarter

•Net sales were up 12% to $116.5 million compared to $104.2 million (up 14% in constant currency).
•Gross margin increased 90 basis points to 72.6% compared to 71.7%.
•GAAP net income attributable to common shareholders up significantly to $2.4 million, or $0.12 per diluted common share, compared to $0.5 million, or $0.03 per diluted common share.
•Adjusted EBITDA up 26% to $11.3 million compared to $9.0 million.

Management Commentary

“The momentum established in the beginning of the year strengthened in the second quarter as we delivered our second-best sales quarter in our history with net sales of $117 million, or $119 million on a constant currency basis - up 14% versus the prior year,” said CEO Terrence Moorehead. “We continued to experience sequential sales growth in nearly all our markets as our strategic initiatives gained momentum. Strong sales growth and improved gross margin helped drive a 26% increase in adjusted EBITDA to $11 million for the quarter. Leading this growth was strength in Asia/Pacific, followed by further stabilization in Central and Eastern Europe, and a return to growth in North America supported by our digital investments and improved field activation.

“Our second quarter results are indicative of the strong underlying fundamentals of our business that allowed us to drive results in the face of challenging external headwinds. As we move forward, we will continue to focus on driving customer growth and creating a more resilient business supported by our strong balance sheet and our global team of experts on the ground.”

Second Quarter 2023 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$54,875	$47,382	15.8%	$(2,806)	21.7%
Europe	21,236	17,099	24.2	223	22.9
North America	34,658	34,082	1.7	(136)	2.1
Latin America and Other	5,779	5,598	3.2	110	1.3
	$116,548	$104,161	11.9%	$(2,609)	14.4%

Net sales in the second quarter increased 12% to $116.5 million compared to $104.2 million in the same year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the second quarter of 2023 increased 14.4% compared to the year-ago quarter.

Gross profit margin in the second quarter increased 90 basis points to 72.6% compared to 71.7% in the year-ago quarter. The increase was driven by improvements in market mix and price increases in various markets, partially offset by increased costs for material, production, transportation and distribution, as well as unfavorable foreign currency exchange in the second quarter of 2023.

Volume incentives as a percentage of net sales were 30.3% compared to 30.8% in the year-ago quarter. The decrease was primarily due to changes in market mix.

Selling, general and administrative expenses ("SG&A") in the second quarter were $42.3 million compared to $36.9 million in the year‐ago quarter. The increase was driven primarily by increased service fees in China, increased variable costs related to sales growth, and investments to drive digital growth and strategic initiatives. As a percentage of net sales, SG&A expenses were 36.3% for the second quarter of 2023 compared to 35.4% in the year-ago quarter.

Operating income in the second quarter increased to $7.0 million, or 6.0% of net sales, compared to $5.8 million, or 5.5% of net sales, in the year-ago quarter.

Other loss, net, in the second quarter of 2023 was a loss of $1.1 million compared to a loss of $0.4 million in the second quarter of 2022. Other loss, net, primarily consists of foreign exchange losses as a result of net changes in foreign currencies mostly in Asia and Europe. The provision for income taxes was $3.3 million in the second quarter of 2023 compared to $4.4 million for the year-ago quarter.

GAAP net income attributable to common shareholders increased to $2.4 million, or $0.12 per diluted common share, compared to $0.5 million, or $0.03 per diluted common share, in the second quarter of 2022. Net income attributable to NSP China decreased to $1.3 million, or $0.06 per diluted common share, for the second quarter of 2023, compared to $2.2 million, or $0.11 per diluted common share, for the second quarter of 2022.

Adjusted EBITDA in the second quarter increased 26% to $11.3 million compared to $9.0 million in the prior year quarter. The increase was driven primarily by the aforementioned increase in operating income. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $17.3 million for the six months ended June 30, 2023, compared to $9.3 million used in the prior year period. Capital expenditures during the six months ended June 30, 2023 totaled $4.7 million compared to $3.8 million in the comparable period of 2022. During the six months ended June 30, 2023, the Company repurchased 99,000 shares at a total cost of $0.9 million. As of June 30, 2023, the Company had cash and cash equivalents of $69.0 million and $0.5 million of debt.

Outlook

The Company expects full year 2023 net sales to range between $440 - $455 million and adjusted EBITDA to range between $34 - $38 million.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter of 2023 results.

Date: Wednesday August 9, 2023
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-886-7786
International dial-in number: 1-416-764-8658
Conference ID: 35433267

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 23, 2023.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 35433267

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvements in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•adverse effects caused by the ongoing coronavirus pandemic;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income (loss), Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Non-GAAP net income (loss) is defined here as net income (loss) from continuing operations before less-frequent items including, among other things, value-added-tax (VAT) refunds. A reconciliation of Non-GAAP net income (loss) to GAAP net income (loss) is provided in the attached financial tables.

We utilize the non-GAAP measures of non-GAAP net income (loss) and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We have included a reconciliation of net income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income (loss) to Non-GAAP net income (loss) and Non-GAAP Adjusted EPS, in the attached financial tables.

Net sales excluding the impact of foreign currency exchange fluctuations removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$116,548	$104,161	$225,182	$214,655
Cost of sales	31,924	29,471	63,616	63,931
Gross profit	84,624	74,690	161,566	150,724

Operating expenses:
Volume incentives	35,314	32,069	68,442	66,171
Selling, general and administrative	42,273	36,866	85,915	77,489
Operating income	7,037	5,755	7,209	7,064
Other income (loss), net	(1,087)	(442)	427	(756)
Income before provision for income taxes	5,950	5,313	7,636	6,308
Provision for income taxes	3,273	4,361	3,706	8,042
Net income (loss)	2,677	952	3,930	(1,734)
Net income attributable to noncontrolling interests	255	436	648	700
Net income (loss) attributable to common shareholders	$2,422	$516	$3,282	$(2,434)

Basic and diluted net income (loss) per common share:

Basic earnings (loss) per share attributable to common shareholders	$0.13	$0.03	$0.17	$(0.12)

Diluted earnings (loss) per share attributable to common shareholders	$0.12	$0.03	$0.17	$(0.12)

Weighted average basic common shares outstanding	19,293	19,386	19,073	19,479
Weighted average diluted common shares outstanding	19,747	19,594	19,460	19,479

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$68,970	$60,032
Accounts receivable, net of allowance for doubtful accounts of $207 and $120, respectively	12,468	14,106
Inventories	65,858	67,949
Prepaid expenses and other	8,609	7,420
Total current assets	155,905	149,507

Property, plant and equipment, net	45,373	46,162
Operating lease right-of-use assets	15,322	16,145
Investment securities - trading	740	702
Deferred income tax assets	8,807	6,859
Other assets	10,005	10,403
Total assets	$236,152	$229,778

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$6,938	$6,349
Accrued volume incentives and service fees	24,239	21,830
Accrued liabilities	29,132	25,591
Deferred revenue	1,430	2,255
Income taxes payable	4,061	4,117
Current portion of operating lease liabilities	4,674	4,266
Current portion of note payable	537	1,174
Total current liabilities	71,011	65,582

Liability related to unrecognized tax benefits	215	209
Long-term portion of operating lease liabilities	12,549	13,745
Deferred compensation payable	740	702
Deferred income tax liabilities	1,198	1,439
Other liabilities	1,041	1,054
Total liabilities	86,754	82,731

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,098 and 19,093 shares issued and outstanding, respectively	122,902	121,583
Retained earnings	37,917	34,635
Noncontrolling interest	4,790	4,142
Accumulated other comprehensive loss	(16,211)	(13,313)
Total shareholders’ equity	149,398	147,047
Total liabilities and shareholders’ equity	$236,152	$229,778

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,930	$(1,734)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	94	417
Depreciation and amortization	5,638	5,451
Non-cash lease expense	2,104	2,785
Share-based compensation expense	2,495	1,341
Deferred income taxes	(2,323)	5,338
Purchase of trading investment securities	—	(19)
Proceeds from sale of trading investment securities	54	69
Realized and unrealized gains (losses) on investments	(92)	170
Foreign exchange losses	(309)	803
Changes in assets and liabilities:
Accounts receivable	1,042	(2,801)
Inventories	1,626	(11,910)
Prepaid expenses and other current assets	(1,235)	(1,357)
Other assets	(87)	(33)
Accounts payable	520	(80)
Accrued volume incentives and service fees	2,882	1,045
Accrued liabilities	3,654	(4,001)
Deferred revenue	(811)	(1,718)
Lease liabilities	(2,040)	(2,503)
Income taxes payable	78	(386)
Liability related to unrecognized tax benefits	6	—
Deferred compensation payable	38	(220)
Net cash provided by (used in) operating activities	17,264	(9,343)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,747)	(3,757)
Net cash used in investing activities	(4,747)	(3,757)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	(637)	(618)
Proceeds from revolving credit facility	13,503	15,645
Principal payments of revolving credit facility	(13,503)	(15,645)
Principal payments of related party borrowing	—	(300)
Payments related to tax withholding for net-share settled equity awards	(256)	(1,129)
Repurchase of common stock	(920)	(11,971)
Net cash used in financing activities	(1,813)	(14,018)
Effect of exchange rates on cash and cash equivalents	(1,766)	(2,722)
Net increase (decrease) in cash and cash equivalents	8,938	(29,840)
Cash and cash equivalents at the beginning of the period	60,032	86,184
Cash and cash equivalents at the end of the period	$68,970	$56,344
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$5,129	$4,173
Cash paid for interest	114	113

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$2,677	$952	$3,930	$(1,734)
Adjustments:
Depreciation and amortization	2,833	2,685	5,638	5,451
Share-based compensation expense	1,437	540	2,495	1,341
Other (income) loss, net*	1,087	442	(427)	756
Provision for income taxes	3,273	4,361	3,706	8,042
Other adjustments (1)	—	—	5,098	3,307
Adjusted EBITDA	$11,307	$8,980	$20,440	$17,163

(1) Other adjustments
Impact of Russia/Ukraine war	$—	$—	$—	$3,050
Restructuring and other related expenses	—	—	—	257
Charge related to Japan loss	—	—	5,847	—
VAT refunds	—	—	(749)	—
Total adjustments	$—	$—	$5,098	$3,307

* Other loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$2,677	$952	$3,930	$(1,734)
Adjustments:
Impact of Russia/Ukraine war	—	—	—	3,050
Restructuring and other related expenses	—	—	—	257
Charge related to Japan loss	—	—	5,847	—
VAT Refund	—	—	(749)	—
Tax impact of adjustments	—	—	(1,462)	(959)
Total adjustments	—	—	3,636	2,348
Non-GAAP net income	$2,677	$952	$7,566	$614

Reported income (loss) attributable to common shareholders	$2,422	$516	$3,282	$(2,434)
Total adjustments	—	—	3,636	2,348
Non-GAAP net income (loss) attributable to common shareholders	$2,422	$516	$6,918	$(86)

Basic income (loss) per share, as reported	$0.13	$0.03	$0.17	$(0.12)
Total adjustments, net of tax	—	—	0.19	0.12
Basic income per share, as adjusted	$0.13	$0.03	$0.36	$—

Diluted income (loss) per share, as reported	$0.12	$0.03	$0.17	$(0.12)
Total adjustments, net of tax	—	—	0.19	0.12
Diluted income per share, as adjusted	$0.12	$0.03	$0.36	$—